UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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SEMPRA ENERGY

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Notes: Reg. (s) 240.14a-101 SEC 1913 (3-99)

Spring 2016 2016 Corporate Governance & Executive Compensation Update *The following information supplements the proxy statement of Sempra Energy filed with the Securities and Exchange Commission on March 25, 2016 (“Proxy Statement”), and should be read in conjunction with such Proxy Statement.

Business Overview Our Business Sempra Energy is an energy services holding company. Our business units invest in, develop and operate energy infrastructure, and provide gas and electricity services to our customers in North and South America Our companies include: Southern California Gas Company (California regulated utility) San Diego Gas & Electric (California regulated utility) Sempra U.S. Gas & Power Sempra International Our Strategy Drive robust growth with a risk profile that is commensurate with that of the utility industry Develop and operate long-term-contracted energy infrastructure assets and regulated utilities through the disciplined deployment of capital across our growth platforms: Market Cap: $25.3B1 2015 Revenues: $10.2B 17,000 employees 32 million consumers worldwide Fortune 500 and S&P 500 Company Sempra Energy Companies Southern California Gas Company Regulated public utility that delivers natural gas to 21.6 million consumers Largest natural gas distribution utility in the U.S. Sempra U.S. Gas & Power Leading developer of renewable energy and natural gas solutions Operates natural gas storage facilities, pipelines and distribution utilities3 San Diego Gas & Electric Regulated public utility that provides energy services to 3.6 million consumers Service area spans 4,100 square miles in San Diego and southern Orange counties Sempra International Develops, owns and operates energy infrastructure assets, and distributes energy in Mexico, Chile, and Peru U.S. Gas & Power Sempra International Parent & Other2 California Utilities Market capitalization as of April 26, 2016. Includes a loss at Parent & Other of $152 million. We have entered into an agreement to sell these distribution utilities. % of 2015 Earnings

Performance Update Delivering Strong Long-Term Performance 2015 was a challenging year in the energy infrastructure business, and stocks dropped sharply across the sector as a result of weakness in oil & gas markets Although Sempra’s one-year TSR lagged the market, our long-term TSR, EPS and dividend growth demonstrate superior performance compared to our peers. In February 2016, the board approved an additional 8% increase in the annual dividend to $3.02 per share. We continued to execute on our strategic goals, including the on-track development of our three-train Cameron Liquefied Natural Gas export project Since our CEO took over on June 27, 2011, shareholders have experienced a doubling of the stock price, in addition to a strong and growing dividend Positioned for Future Growth Our five-year capital plan includes investments in utility operations and projects in the U.S. and Latin America that are expected to provide the strong returns needed to achieve our strategy 1-, 3-, 5-, and 10-year comparisons are as of December 31, 2015. Adjusted Earnings Per Share Growth Rates based on Adjusted Earnings Per Share are non-GAAP financial measures. On a GAAP basis, our one-year (2014-2015) Earnings Per Share Growth Rate was 16% and our three-year (2012-2015) and five year (2010-2015) CAGRs were 16% and 13%, respectively. For a reconciliation of Adjusted and GAAP Earnings Per Share Growth Rates, please see Appendix A to this presentation. SRE Adjusted EPS CAGR vs. S&P 500 Utilities Index1, 2 SRE Dividend CAGR vs. S&P 500 Utilities Index1 SRE TSR vs. S&P 500 and S&P 500 Utilities Indices1

Skilled, Independent Board[1]



William Rusnack (2001)
Lead Independent Director
Former President & CEO, Premcor



Debra Reed (2011)
Chair & CEO, Sempra Energy



Alan Boeckmann (2011)
Former CEO & Chair, Fluor Corp.



William Rutledge (2001)
CEO, AquaNano



Kathleen Brown (2013)
Partner, Manatt, Phelps & Phillips



Lynn Schenk (2008)
Private practice attorney



Pablo Ferrero (2013)
Independent energy consultant



Jack Taylor (2013)
Former COO-Americas and Executive Vice Chair, KPMG (U.S.)



William Jones (1998)
President & CEO, CityLink Investment Corp.



James Yardley (2013)
Former Executive VP, El Paso Corp.



William Ouchi (1998)
Co-Director, Health Innovations Board & Prof. Emeritus, UCLA Medical School

Empowered Independent Oversight

- Lead Director provides robust independent oversight of management
  - LID role was strengthened in 2012 in response to shareholder feedback
- Proactive approach to risk management with integrated risk framework
  - Categories of risk oversight are housed within committees by topic, including a dedicated Environmental, Health, Safety and Technology Committee

Board Composition Aligned with Corporate Strategy

- Board possesses valuable breadth and depth of experience to oversee Sempra's multiple business units and global operations

✓ Energy distribution & generation	✓ Finance and investment
✓ Oil & natural gas	✓ International business
✓ Infrastructure development	✓ Public sector and regulation
✓ Real estate	✓ Risk management
✓ Engineering	✓ Executive experience

Diverse and Independent Leadership

Average tenure: 8.5 years


55%
Women &
Ethnically
Diverse


6
1
4
1-6 Years
7-12 Years
>12 Years


91%
Independent

Sempra Energy

1) Information only includes the 11 directors nominated for re-election.

4

Shareholder Engagement and Governance Shareholder Engagement Understanding the viewpoints of our shareholders and incorporating their feedback is a critical component of our corporate governance philosophy Within the past year, we engaged with shareholders representing over 40% of our shares outstanding (50% of our institutional share ownership) regarding corporate governance and executive compensation matters Feedback is reflected in recent updates we have made to our corporate governance and compensation practices Annual elections Majority voting Integrated risk management framework Special meeting rights at 10% threshold No poison pill Annual Board, committee and individual director evaluations Proxy Access 2012: Strengthened role of Lead Independent Director Added operational measures (safety and customer satisfaction) to annual incentive plan 2013: Implemented “double trigger” accelerated equity vesting upon a change in control1 2014: Added 3-year EPS CAGR as second LTIP metric 2015: Adopted proxy access Added absolute TSR modifier to LTIP Strengthened stock ownership guidelines Corporate Governance Best-Practices History of Responding to Shareholder Feedback The “double trigger” is described on pg. 34 of our Proxy Statement.

Compensation Plan Fosters Alignment For annual bonus plan purposes, “earnings” is defined as Sempra Energy Net Income, excluding earnings attributable to non-controlling interests. Adjustments are determined by the Compensation Committee at the beginning of the year and are described on pg. 40 of our Proxy Statement. According to a 2015 Aon Hewitt survey, over half of responding companies pay 50% at threshold performance, and only 1% of responding companies pay less than 25% at threshold performance. Further, 86% of Sempra Energy’s S&P 500 Utilities Index peers have a payout of at least 25% of target at threshold; 55% have a payout of 50% of target at threshold. Includes stock options. Component Key Characteristics Base Salary Benchmarked to median of comparably-sized general industry peer group (excluding financial services companies) Annual Performance-Based Bonus Utilizes earnings1 (weighted at 85%), and safety and customer satisfaction measures (weighted at 15%) No bonus payment unless company exceeds threshold performance level for year Long-Term Performance-Based Incentives 100% performance-based – unusual in both general industry and utilities industry 3-year performance period Two performance measures, both of which are based on relative performance: 80%: Relative TSR measured vs. S&P 500 and S&P 500 Utilities Indices 20%: 3-year EPS CAGR Payout scale set based on consensus EPS CAGR of S&P 500 Utilities peers Added absolute TSR modifier in 2015 Performance at threshold results in zero payout2 86% Performance-Based & At-Risk 2015 Target CEO Pay Mix is Significantly More Performance-Based than Peers’ Sempra Energy 2015 Target CEO Pay Mix General Industry Peer Group Average Pay Mix Utilities Peer Group Average Pay Mix

CEO Compensation Targeted at Median Increased 15% on a GAAP basis. For a reconciliation of Adjusted and GAAP Earnings Per Share Growth Rates, please see Appendix A of this presentation. In December 2014, the Compensation Committee aligned 2015 CEO target compensation with the peer group median to reflect outstanding company performance during her tenure Outstanding Performance The Compensation Committee evaluates CEO performance in the context of business performance and the achievement of strategic and financial objectives In making compensation decisions in December 2014, the Compensation Committee recognized CEO Reed’s outstanding performance in meeting or exceeding her 2014 objectives: Adjusted diluted EPS increased 13%1 compared to 2013 Exceeded 2014 earnings guidance Stock achieved an all-time high price per share Cameron LNG project commenced construction of LNG export trains All business units achieved strong financial and operational performance Aligning pay with peer group median CEO Reed’s target total compensation had lagged our general industry peer group since her promotion to CEO in 2011 Our general industry peer group reflects the labor market from which we recruit for executive positions Two-thirds of Sempra Energy officers were hired from outside the utilities industry 2014 target total compensation approximated the 25th percentile of our general industry peer group The Compensation Committee considered the highly competitive market for executive talent in approving a CEO base salary increase for 2015; a base-salary increase was granted to align CEO Reed’s salary with the median of Sempra’s general industry peer group

Performance-Based LTIP with Rigorous Metrics CEO equity compensation is 100% performance-based and utilizes challenging goals to drive industry-leading performance TSR (80% weighting) EPS CAGR (20% weighting) Performance Measure Shares Received for Each RSU Cumulative TSR vs. S&P 500 1.0 Share Earned if Cumulative TSR meets/exceeds S&P 500 Cumulative TSR Percentile vs. S&P 500 Utilities 90th Percentile or Above 2.0 70th Percentile 1.5 50th Percentile 1.0 40th Percentile 0.5 30th Percentile or Below 0.0 LTIP Metrics Criteria EPS CAGR Percentile of Analyst Estimates for S&P 500 Utilities EPS CAGR2 Shares Received for Each RSU 8.0% or Higher 98th 2.0 6.6% 75th 1.5 4.7% Median 1.0 3.2% 25th 0.0 LTIP metrics payout scale provides for zero payout at threshold, atypical among our peers Sempra LTIP vs. Peers Sempra Energy 100% Performance-Based RSUs General Industry Peer Group Average 48% Performance-based1 Utilities Peer Group Average 68% Performance-based1 Does not include stock options. Three-year EPS CAGRs for the S&P 500 Utilities Index companies were calculated by an independent third party using analyst consensus estimates as reported in S&P Capital IQ as of 12/31/14. Source: Equilar Only 10% of Fortune 500 companies’ LTI plans are 100% performance-based3

Historical Payouts Demonstrate Alignment Total $9.1M CEO's TSR-Based LTI Awards: 2014-2015 as of 12/31/15 Dollars in Millions 2011 and 2012 Award TSR Performance & Payouts LTIP payouts reflect Sempra’s strong performance over the long-term; outstanding awards reflect recent challenges for the energy infrastructure business Award Period TSR Performance TSR Performance Percentile1 LTIP Payout 2011 – 2014 243% 97th Max 2012 – 2015 199% 96th Max Among S&P 500 Utilities Index companies. Focus on TSR ensures that management compensation is aligned with shareholder outcomes

Strong Compensation Governance Practices What we do: Incorporate shareholder feedback in our compensation program design Multiple performance measures in LTIP and STIP LTIP includes “double trigger” equity vesting Clawback policy in place Stock ownership requirements in place (6x base pay for CEO, 5x retainer for Directors)1 Employ independent advisors to conduct risk assessment of compensation programs What we don’t do: No excise tax gross-ups for NEOs No NEO employment contracts No stock-option repricing or recycling of shares for exercising of options or SARs No hedging or pledging of shares No guaranteed bonuses or uncapped incentives Strong compensation governance and pay-for-performance alignment have led to our executive compensation program receiving an average of 94% support from investors over the past 3 years In response to shareholder feedback, in 2015 we added the requirement that executives retain a number of shares equal to at least 50% of net after-tax shares acquired through equity compensation awards until targets are achieved.

Appendix A

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)[1]

	Years ended December 31					
(Dollars in millions, except per share amounts)	2010	2011	2012	2013	2014	2015
Sempra Energy GAAP Earnings	$ 709	$ 1,331	$ 859	$ 1,001	$ 1,161	$ 1,349
Exclude:						
Gain on sale of Mesquite Power block 2	-	-	-	-	-	(36)
SONGS plant closure loss (adjustment)	-	-	-	119	21	(15)
LNG liquefaction development expenses	-	-	-	-	-	10
Retroactive impact of 2012 GRC for full-year 2012	-	-	-	(77)	-	-
Rockies Express impairment charge, net of Kinder Morgan receipt	-	-	214	-	-	-
Remeasurement gain	-	(277)	-	-	-	-
Sempra Commodities losses	155	-	-	-	-	-
Sempra Energy Adjusted Earnings	$ 864	$ 1,054	$ 1,073	$ 1,043	$ 1,182	$ 1,308
Diluted earnings per common share:						
Sempra Energy GAAP Earnings	$ 2.86	$ 5.51	$ 3.48	$ 4.01	$ 4.63	$ 5.37
Sempra Energy Adjusted Earnings	$ 3.49	$ 4.36	$ 4.35	$ 4.18	$ 4.71	$ 5.21
Weighted-average number of shares outstanding, diluted (thousands)	247,942	241,523	246,693	249,332	250,655	250,923
% increase in GAAP EPS (EPS Growth Rate) in 2015 compared to 2014						16%
% increase in Adjusted EPS (Adjusted EPS Growth Rate) in 2015 compared to 2014						11%
% increase in GAAP EPS (EPS Growth Rate) in 2014 compared to 2013					15%	
% increase in Adjusted EPS (Adjusted EPS Growth Rate) in 2014 compared to 2013					13%	
GAAP EPS Five-Year (2010 to 2015) CAGR						13%
Adjusted EPS Five-Year (2010 to 2015) CAGR						8%
GAAP EPS Three-Year (2012 to 2015) CAGR						16%
Adjusted EPS Three-Year (2012 to 2015) CAGR						6%

1) Sempra Energy Adjusted Earnings, Adjusted Earnings Per Share, and Adjusted Earnings Per Share Growth Rates are Non-GAAP financial measures (GAAP represents accounting principles generally accepted in the U.S.). Because of the significance and nature of these excluded items, management believes that these Non-GAAP financial measures provide a more meaningful comparison of the performance of Sempra Energy's business operations from 2015 to prior and future periods. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP.

Sempra Energy®
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